UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2006

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)
Registrant’s telephone number, including area code: (303) 399-2400

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 17, 2006, StarTek, Inc. appointed A. Laurence Jones as a Director of the Company, effective immediately. Mr. Jones, 53, is currently principal of Aegis Management, LLC, which provides management consulting services. He served as President and CEO of Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries, from 2004 until May 2006, when the company was sold to a private equity firm. He served as Director of the Activant for six years prior to taking the President and CEO position there. From November 2002 through July 2004 Mr. Jones was Chairman and CEO of Interelate, Inc., which provides outsourced customer relationship management services. Mr. Jones was President and CEO of MessageMedia, a public internet company which provides e-marketing services, from 1999 until 2002. From 1998 to 1999 he served as an independent operating affiliate of McCown Deleeuw and Co., a private equity firm, and served as chairman of SARCOM, a national IT services company. He has also held management and/or director positions at Neodata Services, Inc., WebClients, GovPX, Inc., Automatic Data Processing and Wang Laboratories. He currently serves as a Director of Exabyte Corporation, a public company that is a leading innovator and provider of tape storage products, and Work Options group, a private company that provides child and elderly care benefits programs for large corporations.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: July 20, 2006	By:	/s/ Steven D. Butler
President and Chief Executive Officer
StarTek, Inc.